Exhibit 10.2.1


              1984 UNION CARBIDE STOCK OPTION PLAN

                   Effective January 1, 1984,

                as amended through March 1, 1988

              1984 UNION CARBIDE STOCK OPTION PLAN
Section 1: Purpose. The purpose of the 1984 Union Carbide Stock Option Plan (hereinafter referred to as the "Plan") is to (a) provide incentives and rewards to those employees who are in a position to contribute to the long-term growth and profitability of the Corporation; (b) assist the Corporation and its subsidiaries in attracting, retaining, and motivating employees with experience and ability; and (c) make the Corporation's compensation program competitive with those of other major employers.

Section 2: Administration. This Plan shall be administered by a Committee of the Board of Directors (hereinafter referred to as the "Committee") appointed by the Board. Members of the Committee are not eligible to participate in this Plan and no member may have been eligible within one year prior to serving on the Committee. The Committee shall interpret the Plan, establish administrative regulations to further the purpose of the Plan, authorize awards to eligible participants and take any other action necessary to the proper operation of the Plan. All decisions and acts of the Committee shall be final and binding upon all participants.

Section 3: Participation. This Plan is for Union Carbide Corporation and such of its participating subsidiary companies as shall be designated by the Board of Directors. Any employee of Union Carbide Corporation or a participating subsidiary serving in a managerial, administrative, or professional position which is recommended to, and authorized by, the Committee shall be eligible to participate in the Plan.

Section 4: Awards. Awards under this Plan may be stock option awards, stock appreciation rights and exercise payment rights.

Section 5:  Stock Options.
     5.1: Each year during the Plan the Corporation may award options to purchase common stock or restricted stock of the Corporation (herein called "stock option awards") to such eligible employees as the Committee in its discretion authorizes and under such terms as it establishes.
     5.2: The total number of shares of stock (including restricted stock, if any) optioned under this Plan during the five year period of the Plan shall not exceed 5,000,000 shares (9,564,435 shares for the period commencing March 3, 1986 through December 31, 1988), and no participant shall be granted options in any one year for, in the aggregate, more than 50,000 shares (150,000 shares for the period commencing March 3, 1986 through December 31, 1988) including restricted shares, if any. Solely for the purpose of computing the total number of shares of stock optioned under this Plan, there shall not be counted any shares covered by an option which, prior to such computation, has terminated because the holder exercised a stock appreciation right or the holder ceased for any reason other than death or retirement to be an employee of the Corporation or a participating subsidiary.
     5.3: The option price of each share of stock subject to a stock option award shall be the closing price of the common stock of the Corporation on the date the award is authorized by the Committee as reported in the New York Stock Exchange - Composite Transactions.
     5.4: A stock option by its terms shall not be transferable by the participant other than by will or the laws of descent and distribution, shall be of no more than 10 years' duration, and shall be exercisable only after the earlier of: (i)(a) in the case of options granted prior to October 28, 1987, two years following the date of grant of such award, or (b) in the case of options granted on or after October 28, 1987, such period of time as the Committee shall determine but in no event less than one year following the date of grant of such award; (ii) the participant's death; (iii) the participant's retirement; or (iv) a change in control of the Corporation, but only to the extent permitted under subsection 5.7. An option shall be exercisable following a participant's termination of employment by the Corporation other than for cause only after such option otherwise becomes exercisable in accordance with the first sentence of this
Section 5.4. An option is exercisable during a participant's lifetime only by the participant or the participant's legal guardian or legal representative.
     An option is only exercisable by a participant while the participant is in active employment with the Corporation except
(i) in the case of a participant's death, (ii) in the case of a participant's retirement, (iii) in the case of a participant's termination of employment by the Corporation other than for cause, (iv) during a two-year period commencing on the date of termination, by the participant or the Corporation, of employment after a change in control of the Corporation, unless such termination of employment is for cause, or (v) if the Committee decides that it is in the best interest of the Corporation to permit individual exceptions. In the case of a participant's death, an option may be exercised within nine months after such death and in the case of a participant's termination of employment other than for cause under subclause (iii) of this sentence, an option may be exercised only within three years after such termination.
     5.5: An option may be exercised with respect to part or all of the shares subject to the option by giving written notice to the Corporation of the exercise of the option. The option price for the shares for which an option is exercised shall be paid on or within ten business days after the date of exercise in cash, in whole shares of common stock of the Corporation owned by the participant prior to exercising the option, or in a combination of cash and such shares of common stock. The value of any share of common stock delivered in payment of the option price shall be its Market Price on the date the option is exercised.
     5.6: In the event of any change in capital, shares of capital stock, or any special distribution to the stockholders, the Board of Directors shall make equitable adjustments in the number of shares and prices per share applicable to options then outstanding and in the number of shares which are available thereafter for stock option awards in total or to any one participant.
     5.7:  Clauses (iii) and (iv) of the first sentence of
Section 5.4 herein, as amended and restated, shall not apply to a stock option held by a "disqualified individual" within the meaning of Section 280G(c) of the Internal Revenue Code who is a party to an employment contract with the Corporation that grants such person severance benefits in the event that the employment is terminated subsequent to a change in control of the Corporation, or who is entitled to receive benefits pursuant to a severance plan in the event that the participant's employment is terminated after a change in control to the extent that the exercise of the option would cause such person to incur the tax prescribed in Section 4999 of the Internal Revenue Code on "excess parachute payments" within the meaning of Section 280G(b) of the Internal Revenue Code.

Section 6:  Stock Appreciation Rights.
     6.1: The Committee may, in its discretion, grant stock appreciation rights to employees who have received a stock option award. The stock appreciation rights may relate to such number of shares, not exceeding the number of shares that the employee may acquire upon exercise of a related stock option, as the Committee determines in its discretion. Upon exercise of a stock option by an employee, the stock appreciation rights relating to the shares covered by such exercise shall terminate. Upon termination of a stock option, any unexercised stock appreciation rights related to that option shall also terminate. Upon exercise of stock appreciation rights, such rights and the related option to the extent of an equal number of shares shall terminate.
     6.2: The Committee at its discretion may revoke at any time any unexercised stock appreciation rights granted to an employee under this Plan, without compensation to such employee. Revocation of an employee's stock appreciation rights under this section shall not affect any related stock options granted to the employee under this Plan.
     6.3: Upon an employee's exercise of some or all of the employee's stock appreciation rights, the employee shall receive an amount equal to the value of the stock appreciation for the number of rights exercised, payable in cash, common stock, restricted stock, or a combination thereof, at the discretion of the Committee.
     6.4: The Committee shall have the discretion either to determine the form in which payment of a stock appreciation right will be made, or to consent to or disapprove the election of the employee to receive cash in full or partial settlement of the right. Such consent or disapproval may be given at any time before or after the election to which it relates.
Notwithstanding the foregoing provision, if an employee exercises a stock appreciation right during the 60-day period commencing on the date of a change in control of the Corporation, the form of payment of such stock appreciation right shall be cash provided that such stock appreciation right was granted at least six months prior to the date of exercise, and shall be common stock if such stock appreciation right was granted six months or less prior to the date of exercise. Provided, however, that the previous sentence shall not apply to a "disqualified individual" within the meaning of Section 280G(c) of the Internal Revenue Code who is a party to an employment contract with the Corporation that grants such person severance benefits in the event that his employment is terminated subsequent to a change in control of the Corporation or who is entitled to receive benefits pursuant to a severance plan in the event that his employment is terminated after a change in control, to the extent that the exercise of the stock appreciation right would cause such participant to incur the tax prescribed in Section 4999 of the Internal Revenue Code on "excess parachute payments" within the meaning of Section 280G(b) of the Internal Revenue Code.
     6.5: Except in the case of a stock appreciation right that was granted at least six months prior to exercise and that is exercised for cash during the 60-day period commencing on the date of a change in control of the Corporation, any election by the employee to receive cash in full or partial settlement of the stock appreciation right, as well as any exercise by the employee of the employee's stock appreciation right for such cash, shall be made only during the period beginning on the third business day following the date of release of the quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date.
     6.6: Settlement for exercised stock appreciation rights may be deferred by the Committee in its discretion to such date and under such terms and conditions as the Committee may determine.
     6.7: A stock appreciation right is only exercisable during the period when the stock option to which it is related is also exercisable.

Section 7:  Exercise Payments.
     7.1: The Committee may, in its discretion, grant to holders of stock options the right to receive exercise payments relating to such number of shares covered by the holder's stock options as the Committee determines in its discretion; provided, however, that the exercise payment rights granted to each participant under the Plan in any year shall be limited to optioned stock having a total option price not exceeding $100,000 plus any unused carryovers. The "carryover" from any year shall be one half of the amount by which $100,000 exceeds the total option price of the stock which was accompanied by exercise payment rights and for which a participant was granted an option in such year under this Plan or any prior incentive compensation plan of the Corporation. A carryover may be used only in the three calendar years immediately succeeding the year in which it accrued. The amount of options granted in any calendar year under this Plan shall be treated as first using up the $100,000 limitation and then as using up unused carryovers to such year in the order of the calendar years in which the carryovers accrued.
 A carryover shall not accrue for a participant for any calendar year in which the participant was not granted a stock option award.
     7.2: At the discretion of the Committee, the exercise payment may be made in cash, common stock, restricted stock, or a combination thereof; provided, however, exercise payments may be made in cash to participants subject to Section 16(b) of the Securities Exchange Act of 1934 only if they exercise the related stock option during a period beginning on the third business day following the date of release of the quarterly or annual summary statements of sales and earnings and ending on the twelfth business day following such date. Exercise payments shall be paid within 20 business days following the exercise of a related stock option; provided, however, that payment may be deferred by the Committee in its discretion to such date and under such terms and conditions as the Committee may determine.
     7.3: Exercise payments shall be paid only upon the exercise of related stock options which are exercised by the holder while an active employee; provided, however, that in the case of an option holder's death or retirement, exercise payments will be paid if such related stock options are exercised within nine months after death or three months after retirement, as the case may be, but before the expiration of the stock option's term.

Section 8:  General Provisions.
     8.1: Any assignment or transfer of any awards without the written consent of the Corporation shall be null and void.
     8.2: Nothing contained herein shall require the Corporation to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any immediate or deferred amounts payable to any participant for any year.
     8.3: Participation in this Plan shall not affect the Corporation's right to discharge a participating employee.

Section 9:  Definitions.
     9.1: A 'change in control of the Corporation' shall be deemed to occur in the event that any of the following circumstances have occurred:
(i) if a change in control of the Corporation would be required to be reported in response to Item 1(a) of the Current Report on Form
8-K, as in effect on the date hereof,
pursuant to Sections 13 or 15(d) of the
Securities Exchange Act of 1934, as amended
(the 'Exchange Act'), whether or not the Corporation is then subject to such reporting requirement;

(ii) any 'person' or 'group' within the
meaning of Sections 13(d) and 14(d)(2) of the Exchange Act (x) becomes the 'beneficial owner' as defined in Rule 13d-3 under the Exchange Act of more than 35% of the then outstanding voting securities of the
Corporation, otherwise than through a
transaction or transactions arranged by, or consummated with the prior approval of, the Board or (y) acquires by proxy or otherwise the right to vote for the election of directors, for any merger or consolidation of the Corporation or for any other matter or question, more than 35% of the then outstanding voting securities of the
Corporation, otherwise than through an
arrangement or arrangements consummated with the prior approval of the Board;

(iii)if during any period of twenty-four consecutive months (not including any period prior to the adoption of this section), Present Directors and/or New Directors cease for any reason to constitute a majority of the Board. For purposes of this subsection
(iii), 'Present Directors' shall mean
individuals who at the beginning of such consecutive twenty-four month period were members of the Board and 'New Directors' shall mean any director whose election by the Board or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the Directors then still in office who were Present
Directors or New Directors; or

(iv) any 'person' or 'group' within the
meaning of Sections 13(d) and 14(d)(2) of the Exchange Act that is the 'beneficial owner' as defined in Rule 13d-3 under the Exchange
Act of 20% or more of the then outstanding vesting securities of the Corporation commences soliciting proxies.

     9.2: "Employee" means all employees of the Corporation or of a subsidiary of the Corporation participating in the Plan, including officers of the Corporation, as well as officers of the Corporation who are also Directors of the Corporation. However, an individual who is a member of the Committee shall not be an "employee" for purposes of this Plan.
     9.3: "Exercise payment" is a payment upon the exercise of a stock option of an amount determined by the Committee in its discretion, which amount shall not be greater than 60% of the excess of the Market Price (on the date the related stock option is exercised) over the option price of the stock acquired upon the exercise of the option.
     9.4: "Market price" is the mean of the high and low prices of the common stock of the Corporation as reported in the New York Stock Exchange - Composite Transactions on the date the option or stock appreciation right is exercised (or on the next preceding day such stock was traded on a stock exchange included in the New York Stock Exchange - Composite Transactions if it was not traded on any such exchange on the date the option or stock appreciation right is exercised), except that in the case of a stock appreciation right that is exercised for cash during the first three days of the ten-day period set forth in Section 6.5, "Market Price" is the highest daily closing price of the common stock of the Corporation as reported in the New York Stock Exchange-Composite Transactions during such ten-day period. Notwithstanding the foregoing provision, if a stock appreciation right is exercised during the 60-day period commencing on the date of a change in control of the Corporation, the Market Price for purposes of determining the stock appreciation shall be the highest of (1) the market price of the common stock of the Corporation, as determined under the preceding sentence on the date of exercise of the stock appreciation right; (2) the highest market price of a share of the common stock of the Corporation during the period commencing on the ninetieth day preceding the date of exercise of the stock appreciation right and ending on the date of exercise of the stock appreciation right; (3) the highest price per share of common stock of the Corporation shown on Schedule 13D or an amendment thereto filed pursuant to Section 13(d) of the Securities Exchange Act of 1934 by any person holding 35% of the combined voting power of the Corporation's then outstanding voting securities; or (4) the highest price paid or to be paid per share of common stock of the Corporation pursuant to a tender or exchange offer as determined by the Committee. Provided, however, that the previous sentence shall not apply to a 'disqualified individual' within the meaning of
Section 280G(c) of the Internal Revenue Code who prior to December 1, 1986 is a party to an employment contract with the Corporation that grants such person severance benefits in the event that the employment is terminated subsequent to a change in control of the Corporation, and after that date shall not apply if the exercise of the stock appreciation right would cause such participant to incur the tax prescribed in Section 4999 of the Internal Revenue Code on 'excess parachute payments' within the meaning of Section 280G(b) of the Internal Revenue Code.
     9.5: "Retirement" shall mean retirement from employment by the Corporation or a participating subsidiary with the right to receive immediately a non-actuarially reduced pension under the Corporation's Retirement Program.
     9.6: "Restricted stock" means stock of the Corporation subject to restrictions on the transfer of such stock, conditions of forfeitability of such stock, or any other limitations or restrictions as determined by the Committee.
     9.7: "Stock Appreciation" shall be based on the excess of the Market Price of the common stock over the option price of the related option stock, as determined by the Committee.

Section 10:  Amendment, Suspension, or Termination.
     10.1: The Board of Directors may suspend, terminate, or amend the Plan, but may not, without approval by the holders of a majority of all outstanding shares entitled to vote on the subject at a meeting of stockholders of Union Carbide Corporation, increase the total number of shares of stock that may be optioned under this Plan or that may be optioned to a single participant during the term of this Plan.
     10.2: This Plan is intended to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as applicable during the term of this Plan. Should the requirements of Rule 16b-3 change, the Board of Directors may amend this Plan to comply with the requirements of that rule or its successor provision or provisions.

Section 11:  Effective Date and Duration of the Plan.
     This Plan shall be effective following approval by the stockholders of the Corporation for years beginning on or after January 1, 1984. No award shall be granted under this Plan for any year commencing on or after January 1, 1989.